Exhibit 10.5

EXCLUSIVE PATENT LICENSE

No. 15-C02736

SANDIA CORPORATION

and

LIFELOC TECHNOLOGIES, INC.

This License is between Sandia Corporation ("Sandia"), manager and operator of Sandia National Laboratories for the United States Department of Energy (hereinafter "DOE") under contract DE-AC04-94AL85000, a Delaware corporation whose principal place of business is located in Albuquerque, New Mexico, and Lifeloc Technologies, Inc. ("Licensee"), organized under the laws of the State of Colorado having a principal place of business located at 12441 W 49th Avenue, Suite 4, Wheat Ridge, CO 80033. This License is effective as of the date of the last signature below ("Effective Date").

Background:

•	The National Competitiveness Technology Transfer Act; the Stevenson-Wydler Technology Innovation Act, as amended by the Federal Technology Transfer Act; Patent Act and other relevant legislation, as directed by Congress, ensure the full use of the results of the Nation's Federal Investment in research and development. To this end the Federal Government has authorized Sandia to transfer federally originated technology to State and local governments and to the private sector through licensing.
•	The United States Government is neither a party to nor assumes any liability or duties under this License.
•	Sandia has acquired or is seeking the right by securing patents to exclude others from making, using, selling, offering to sell, and importing the inventions claimed in those patents and/or patent applications.
•	The United States Government has reserved a nonexclusive license in all Sandia patents and inventions for use by or on behalf of the United States Government.
•	Through this License, Sandia will license intellectual property rights to Licensee under the U.S. Patent Act, international treaties, and/or international intellectual property and industrial rights acts, as applicable, for the actions expressly set forth in this License.
•	Sandia does not take on any duties under this License other than the sole duty as a licensor to not sue authorized licensees for infringement of the licensed intellectual properties during the term of the License.

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•	Licensee accepts that the invention(s) of Sandia are not commercial products and further research, development and commercialization of the inventions for manufacturability, efficiency, user interface, and/or durability will be necessary by Licensee and Sandia undertakes no responsibility or obligation to assist Licensee in these efforts.
•	Licensee desires to utilize Sandia patent rights and/or Sandia's non-public information contained in Sandia's patent applications in conducting research for design and development to bring the underlying Sandia inventions) to practical application to create a commercial product or service.

IN CONSIDERATION OF THE AGREEMENT BETWEEN SANDIA AND LICENSEE, and in consideration of the faithful performance of this License, it is hereby agreed as follows:

The terms in this License that are capitalized have the meanings set forth in Exhibit A of this License.

1 ..License Grant

1.1.	Subject to the terms and conditions of this License and to the extent of Sandia's rights, Sandia hereby grants to Licensee an exclusive, fee and royalty bearing, nontransferable, except as otherwise provided in Section 9 below, license to make, have made, use, import, offer to sell, and sell LICENSED PRODUCT in the FIELD OF USE.
1.2.	This License expressly excludes the right to sublicense.

1.3.	No license is granted pursuant to this License with respect to any particular product of Licensee, unless 1) such product meets the definition of a LICENSED PRODUCT, 2) the LICENSED PRODUCT is identified in a report covering said product, and 3) the royalty and/or fees attributable to such product is paid by Licensee.
1.4.	Sandia shall retain the right to use the SANDIA PATENTS and SANDIA PATENT APPLICATIONS for research and development purposes. Sandia shall also retain the right l) to use the SANDIA PATENTS and SANDIA PATENT APPLICATIONS as background intellectual property to cooperative research and development agreements ("CRADAs") and work for others agreements (“WFOs") and 2) to non-exclusively license such background intellectual property to CRADA participants and WFO sponsors solely to the extent necessary to practice the subject inventions arising from work under such CRADAs or WFOs.
1.5.	Express or implied rights and licenses outside the scope of Article 1 are expressly excluded.

2. Duties of the Parties

2.1.	Sandia does not undertake any duties or responsibilities under this License, other than those expressly set forth in Article 1 of this License. No technical assistance is available under this License.
2.2	Licensee shall affix appropriate statutory patent markings, in accordance with 35 U.S.C. 287, or other relevant statutes, to all LICENSED PRODUCTS and all packaging and containers of LICENSED PRODUCTS, identifying patent or other intellectual property protection of such products. Licensee shall modify such markings as Sandia may from time to time direct.

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2.3.	Licensee shall not, without the express written consent of Sandia, associate or in any way connect any name or trademark of Sandia or the U.S. Government, including "Sandia", "Sandia Corporation", "Sandia National Laboratories", and the Sandia Thunderbird Logo, with any LICENSED PRODUCT or any service provided by Licensee or a third party. Licensee may, however, indicate that LICENSED PRODUCT is licensed under license granted by Sandia.
2.4.	Licensee shall obtain and maintain product liability insurance sufficient to defend or support issues arising from sales of LICENSED PRODUCT.
2.5.	Licensee shall not disclose information relating to or contained in SANDIA PATENT APPLICATIONS to any third party without prior written approval of Sandia. Licensee shall limit access to information relating to or contained in SANDIA PATENT APPLICATIONS to those employees and contractors who require access for the enjoyment of the rights under this License, and who are obligated in writing to not further disclose the information relating to or contained in SANDIA PATENT APPLICATIONS. Upon issuance or publication of any specific SANDIA PATENT APPLICATION, Licensee's duty of non-disclosure for information contained in that specific patent application shall terminate.
2.6.	Licensee shall not, without the express written consent of Sandia, make any oral or written statements or perform any act indicating that Sandia endorses or approves, or has endorse or approved, any LICENSED PRODUCT or any service provided by Licensee or a third party
2.7.	The terms and existence of this License may be disclosed for business purposes by any PARTY. However, Licensee shall not disclose the financial terms and conditions of this License to any third party unless necessary to enforce the PARTY's legal rights under this License.
2.8.	Licensee will meet or exceed all of the performance milestones listed in Exhibit D of this License.
2.9.	Licensee shall promptly bring to Sandia's attention any information of which Licensee is aware relating to infringement of a SANDIA PATENT. Sandia shall have the first right to enforce such patent rights at its own expense, and shall be entitled to retain all money damages recovered.
2.10.	Should Sandia decline to take enforcement action, Licensee shall have the second right to take independent enforcement actions as it deems reasonable in its sole discretion, including without limitation litigation, to enforce the SANDIA PATENT against infringers. Before initiating any such action, Licensee will consider expenses usual for litigation of this sort and provide adequate funding for defense of the SANDIA PATENTS and prosecution of the litigation by placing the Litigation Escrow Reserve specified in Exhibit C into an escrow account established by the PARTIES. Licensee will use its best efforts to avoid impairment of the value of the intellectual property. In any litigation, Licensee shall provide Sandia with copies of all information to which Licensee has access that is associated with such actions, including without limitation all documents relating to litigation and settlement, before the filing of any such information or as soon as possible thereafter.

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2.11.	Sandia's participation in litigation, if any, is dependent on the approval of the DOE.Subject to such DOE approval, Sandia shall reasonably cooperate with Licensee, including being joined as a necessary party, if required by the court. If Sandia joins the litigation at Licensees request, Licensee shall pay Sandia's expenses, including but not limited to litigation costs and attorney's fees, but excluding Sandia salaries, in connection with such Damages or other monetary remedies recovered in actions enforced under sections 2.9, 2.10 and/or 2.11 of this License that exceed the PARTIES' attorney's fees and litigation expenses shall be split as specified in Exhibit C under Judgment Distribution. Neither Sandia nor the DOE shall incur any obligations as a result of any settlement of such actions unless Sandia and the DOE have agreed to such obligations in writing.

3. License Fees and Royalties

3.1.	In consideration of Sandia granting the license herein, Licensee agrees to pay Sandia the nonrefundable fees and royalties in the amounts set forth in Exhibit C of this License.

4. U.S. Competitiveness

4.1.	Licensee agrees that any resulting design and development using SANDIA PATENTS will be performed in U.S. and that resulting products will be substantially manufactured in the U.S.

5. Government Rights and Discounts

5.1	The GOVERNMENT has been granted for itself and others acting on its behalf a paid-up, nonexclusive, nontransferable, irrevocable license to practice or have practiced SANDIA PATENTS throughout the world.
5.2.	Licensee shall reduce the price of LICENSED PRODUCT for purchases by, or on behalf of, the GOVERNMENT utilizing GOVERNMENT funds, including funds derived through a Military Assistance Program of the GOVERNMENT or otherwise through the GOVERNMENT by an amount no less than the royalties that would normally be due Sandia for such sales if they were made to customers other than the GOVERNMENT or government contractor. Licensee shall have no obligation to pay royalties to Sandia for such sales and Sandia shall have no obligation to keep any such royalties due to the GOVERNMENT. Discounts to the GOVERNMENT may not be used to offset any minimum annual royalties.
5.3.	Licensee agrees and understands that the GOVERNMENT retains "march-in" rights in accordance with 37 CFR 401.6 and any supplemental regulations promulgated by the DOE with respect to SANDIA PATENTS.

6. Statements, Reports, and Payments

6.1	For the purpose of computing royalties hereunder, LICENSED PRODUCT shall be considered conveyed by Licensee, and royalties earned with respect thereto, when billed or shipped, whichever occurs first, by Licensee.

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6.2.	Licensee shall deliver to Sandia every six (6) months, while this License is in effect, a statement certified by an officer of Licensee reporting all NET SALES, including those directly to the GOVERNMENT, by Licensee of LICENSED PRODUCT during the preceding semiannual accounting period hereafter referred to as REPORTING PERIOD A and REPORTING PERIOD B and defined in Exhibit A. The statement shall give all information necessary for the determination of royalties payable hereunder, including identification of patent markings pursuant to Article 2.2 for each LICENSED PRODUCT line. Licensee shall accompany each such statement with the payment of all fees and royalties due Sandia. If for any accounting period no fee or royalty payment shall be due, Licensee shall submit a written statement to Sandia to that effect. All statements shall be delivered to Sandia at the address specified in Exhibit E of this License.
6.3.	The DOE may require Sandia to report on the utilization or the effect of using LICENSED PRODUCT in the commercial marketplace. In this regard, Licensee agrees to reasonably cooperate with and assist Sandia in making all such reports.
6.4.	Licensee shall maintain current and accurate accounting records in such manner and detail to accurately report NET SALES, units of LICENSED PRODUCT, and all bases utilized for the calculation of royalties and/or fees under this License and accurately report royalties and/or fees paid, payable, received and receivable.
6.4.1.	No more frequently than once in any twelve month period, Licensee shall permit the inspection, review and appraisal by Sandia, at Sandia's sole expense, of Licensee's accounting system's adequacy for collection, processing of NET SALES of LICENSED PRODUCT, units or other bases for calculation of royalties and fees and adequacy for collection, processing and reporting of royalties and fees paid, payable, received and receivable hereunder. Licensee shall maintain internal controls over such accounting system's access to information and data. Licensee shall make personnel, facilities, and documents related to payment of royalties and fees hereunder available to Sandia or Sandia's authorized representative, during normal business hours, to verify the adequacy of Licensee's accounting systems.
6.4.2.	No more frequently than once in any twelve month period, Licensee shall permit the audit and verification of royalty and fee payments due under this License by Sandia, at Sandia's sole expense. Licensee shall make such records available for inspection during ordinary business hours at Licensee's ordinary place of business to authorized representatives of Sandia, or at Sandia's discretion transmitted to Sandia's authorized representative's place of business. Licensee shall bear the cost of document transmission, which may be via electronic transmission. Licensee shall retain such records for five (5) years after the last statement or report is due to Sandia.
6.4.3.	If any amounts due to Sandia are determined to have been underpaid, Licensee shall pay such underpaid amount together with accrued interest, within fifteen (15) days of notification by Sandia of the underpayment. If such underpayment is more than five (5) percent of the amount due during the period audited, Licensee shall also pay Sandia for all reasonable,documented expenses incurred because of such examination by Sandia and its auditors, excluding Sandia salaries.
6.5.	Any taxes, assessments or charges assessed or imposed by an entity or government, other than by the GOVERNMENT or by any state or local government in the United States of America, that Sandia or Licensee shall be required to pay with respect to fees or royalties under this License shall be borne by Licensee.

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6.6.	The rate of exchange to be used in calculating royalties payable by Licensee for an accounting period shall be the rate of exchange published by the Federal Reserve Board on the last business day of such accounting period.
6.7.	Without excusing prompt payment, any and all payments left unpaid after becoming due as specified in this License shall bear simple monthly interest at the annual rate equal to the bank prime loan rate as published by the Federal Reserve Board on the date the payment becomes due, plus three (3) percentage points.

7. Duration and Termination

7.1.	The licenses granted to Licensee herein and the obligation to pay royalties and fees under this License shall continue as set forth in Exhibit C of this License until the last to occur of either 1) all of SANDIA PATENT APPLICATIONS are abandoned, if any, or 2) the last to expire of the SANDIA PATENTS, unless earlier terminated as specified herein, or 3) all of the SANDIA PATENTS become invalidated.
7.2.	Sandia may terminate or reduce the licenses granted Licensee under this License at its sole discretion if, at any time:
7.2.1.	Licensee fails to timely submit to Sandia any fee, royalty or other payment due to Sandia, and such default is not cured within thirty (30) days of Licensee's receipt of a written notice of such default;
7.2.2.	Licensee fails to provide the reports required under Article 6 and such default is not cured within thirty (30) days of Licensee's receipt of a written notice of such default;
7.2.3.	Licensee fails to maintain records that substantially allow Sandia to audit for royalties due to Sandia and such default is not cured within thirty (30) days of Licensee's receipt of a written notice of such default;
7.2.4.	Licensee fails to permit Sandia to audit pursuant to Article 6 and such default is not cured within thirty (30) days of Licensee's receipt of a written notice of such default;
7.2.5.	Licensee commits any material breach of this License including but not limited to a breach of representation or warranty and if such breach does not contain an express cure period, Licensee fails to remedy or cure the breach within thirty (30) days after Licensee's receipt of a written notice of such breach.
7.2.6.	Licensee fails to achieve performance milestones as specified in Exhibit D and such default is not cured within thirty (30) days of Licensee's receipt of a written notice of such default.
7.3.	Any such termination pursuant to Article 7.2 will become effective immediately after the cure period has expired, unless otherwise provided in writing and signed by Sandia.
7.4.	Survival of Accrued Obligations. Termination of Licensee's license under this License for any reason shall not relieve Licensee of any obligation or liability accrued either before or after the termination, including the payment of any moneys due hereunder.
7.5.	Survival of Terms. The obligations under Article 2, Article 6, Article 8, and Article 12 shall survive the expiration or earlier termination of this License. Any other provisions of this License that by their nature are intended to survive the termination or expiration of this License shall so survive.

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7.6.	This License shall terminate immediately upon Licensee filing any action, claim, counter-claim, protest, or petition seeking to invalidate SANDIA PATENTS or have SANDIA PATENTS held unenforceable, or void.
7.7.	Either Party can elect to terminate this License in the event that the product is deemed commercially unviable financially.

8. Warranty, Liability, and Indemnification

8.1.	Sandia makes no warranty, express or implied, as to the accuracy, validity, or utility of SANDIA PATENTS. Sandia further makes no warranty, express or implied, that the use of SANDIA PATENTS will not infringe any United States or foreign intellectual property. SANDIA PATENTS are made available to Licensee on an "AS-IS" basis.
8.2.	Neither Sandia, the GOVERNMENT, nor their agents, officers and employees shall be liable for any loss, damage (including, incidental, consequential and special), injury or other casualty of whatsoever kind, or by whomsoever caused, to the person or property of anyone, including Licensee, its affiliates, successors, and assigns, arising out of or resulting from the licenses granted to Licensee herein, or the accuracy and validity of SANDIA PATENTS.
8.3.	Licensee agrees for itself, its affiliates, successors and assigns, to defend Sandia and to indemnify and hold Sandia,, and the GOVERNMENT harmless from and against all claims, demands, liabilities, suits or actions (including all reasonable expenses and attorney's fees incurred by or imposed on Sandia or the GOVERNMENT in connection therewith) for such loss, damage (including incidental, consequential and special), injury or other casualty arising out of or resulting from the licenses granted to Licensee herein. Notwithstanding the foregoing, Licensee will not have any obligations under this Section 8.3 with respect to claims or losses attributable to the negligent acts or omissions of Sandia.
8.4.	NEITHER SANDIA, JOINT INTELLECTUAL PROPERTY OWNERS, IF ANY, THE GOVERNMENT, NOR ANY OF THEIR AGENTS, OFFICERS OR EMPLOYEES 1) MAKES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EVEN IF SANDIA HAS BEEN INFORMED OF SUCH PURPOSE, OR 2) ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT OR PROCESS DISCLOSED HEREIN OR REPRESENTS THAT THEIR USES WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

9. General Provisions

9.1.	The waiver of a breach of this License, or the failure of either PARTY to exercise any right under this License, shall not constitute a waiver as to any other breach, whether similar or dissimilar in nature, or prevent the exercise of any right under this License.

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9.2.	The Index and Headings used in this License are for reference purposes only and shall not be used in construction and interpretation of this License.

10. Assignment

10.1.	This License may not be transferred (and no rights hereunder may be assigned, and no obligations hereunder may be delegated) without the express written consent of SANDIA, which consent shall not be unreasonably withheld or delayed.
10.2.	Sandia may assign, delegate, or otherwise transfer any rights or duties under this License to any assignee or transferee.

11. Export Control

11.	Licensee shall abide by the applicable export control laws and regulations of the United States Department of Commerce, the United States Department of State and other GOVERNMENT regulations relating to the export of technology relating to LICENSED PRODUCT. Failure to obtain an export control license or other authority from the GOVERNMENT may result in criminal liability under U.S. laws.

12. Dispute Escalation

12.1.	In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within thirty (30) days from receipt of the written notice of a dispute, any Party may, by written notice to the other, have such dispute referred to the Directors (or their designees, which designee is required to have decision-making authority on behalf of such Party), who will attempt in good faith to resolve such dispute by negotiation and consultation for a sixty (60) day period following receipt of such written notice.

13. Controlling Law

13.1.	This License is made in Livermore, California, U.S.A., and shall be governed by and construed in accordance with the procedural and substantive laws of the State of California except as these would require the application of the laws of another jurisdiction. The PARTIES agree to the exclusive jurisdiction of the courts of California or the United States District Court in the Northern District of California.
13.2.	Any controversies or disputes arising out of or relating to this License that cannot be resolved by the PARTIES' authorized representatives shall be sent to a non-binding third party mediation.

14. Severability

14.1.	In the event that any one or more of the provisions contained in this License shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect other provisions of this License.

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15. Entire Agreement

15.1.	The words "herein", "hereunder" and "hereby" refer to this License as a whole and not to any particular provision of this License.
15.2.	This License has been jointly negotiated and drafted by the PARTIES through their respective counsel and no provisions should be construed or interpreted for or against any of the PARTIES on the basis that such provision, or any other provision, or the License as a whole, was purportedly drafted by the particular PARTY.
15.3.	Each PARTY warrants and represents that the execution and delivery of this License by Sandia and Licensee has not been induced by any promises, representations, warranties or other agreements, other than those specifically expressed herein. This License incorporates by reference Exhibits A, B, C, D, and E and embodies the entire understanding between Licensee and Sandia with respect to the subject matter described within this License. This License shall supersede all previous communications, representations or undertakings, either oral or written, between Licensee and Sandia with regard to SANDIA PATENTS and SANDIA PATENT APPLICATIONS.
15.4.	This License shall not be binding upon the PARTIES until it has been signed by authorized representatives of both PARTIES. No modification of this License shall be valid or binding upon the PARTY against whom enforcement of the modification is sought, unless the modification is made in writing, refers to this License and is signed by duly authorized representatives of both Sandia and Licensee.

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IN CONSIDERATION OF THE FOREGOING TERMS AND CONDITIONS, Licensee and Sandia have caused this License to be executed in duplicate by their duly authorized representatives

Approved as to Legal Form ____

SANDIA CORPORATION:

LIFELOC TECHNOLOGIES, INC.:

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EXHIBIT A

Definitions:

1.	"DRUGS OF ABUSE" means marijuana, methamphetamine, cocaine, phencyclidine (PCP), morphine,3,4-Methylenedioxymethamphetamine(MDMA),heroin,codeine, hydrocodone, oxycodone, methadone, and alcohol.
2.	"FIELD OF USE" means DRUGS OF ABUSE.
3.	"GOVERNMENT" means the government of the United States of America and agencies thereof.
4.	LICENSED PRODUCT" means article of manufacture, composition of matter designed, manufactured, imported, used and/or sold by Licensee including any component, subcomponent, or part thereof whether sold separately or together that if unlicensed would infringe one or more claims of SANDIA PATENTS or fall within the scope of one or more claims of SANDIA PATENT APPLICATIONS.
5.	"NET SALES" means the gross sales of LICENSED PRODUCT sold, leased, distributed, or otherwise transferred in an arm's length commercial transaction calculated in accordance with generally accepted accounting practices as consistently applied by Licensee to products owned by Licensee and transferred in a similar manner, less deductions for expenses charged in accordance with generally accepted accounting practices, including applicable taxes, credits, returns, allowances, or governmental charges.
6.	"NET SERVICE FEES" means the support and revenues related to SERVICES calculated in accordance with generally accepted accounting practices as consistently applied by Licensee to products owned by Licensee and transferred in a similar manner, less deductions for expenses charged in accordance with generally accepted accounting practices, including, without limitation, applicable taxes, credits, returns, allowances, governmental charges, rebated discounts, or trade discounts.
7.	"PARTY" means Sandia or Licensee or, collectively, as "PARTIES" to this License.
8.	"REPORTING PERIOD A" means the period from January Is through June 30th with the certified statement being due on July 31s of the same calendar year.
9.	"REPORTING PERIOD B" means the period from July Is through December 31s with the certified statement being due on January 31s of the calendar year immediately following REPORTING PERIOD B.
10.	"SANDIA PATENTS" means the patents referenced and described in Exhibit B of this License, and any divisional, continuation, re-examination, or re-issue thereof including any patents that issue from SANDIA PATENT APPLICATIONS listed in Exhibit B in the United States or any foreign country.
11.	"SANDIA PATENT APPLICATIONS" means the patent applications referenced and described in Exhibit B and any divisional, continuation, re-examination, or re-issue thereof.
12.	"SERVICES" means the use of LICENSED PRODUCT for conducting testing or assays for others.

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EXHIBIT B

Sandia Patents

U.S. Patent No. 8,945,914, Devices, Systems, and Methods for Conducting Sandwich Assays Using Sedimentation, issued on February 3, 2015 (SD-11690.1)

U.S. Patent No. 8,962,346, Devices, Systems, and Methods for Conducting Assays with Improved Sensitivity Using Sedimentation, issued on February 24, 2015 (SD-12114.0)

U.S. Patent No. 9,186,668, Microfluidic Devices, Systems, and Methods for Quantifying Particles Using Centrifugal Force, issued on November 17, 2015 (SD-11689.1)

U.S. Patent No. 9,244,065, Systems, Devices, and Methods for Agglutination Assays Using Sedimentation, issued on January 26, 2016 (SD-11969.0)

U.S. Patent No. 9,304,129, Devices, Systems, and Methods for Conducting Assays with Improved Sensitivity Using Sedimentation, issued on April 5, 2016 (SD-12114.2)

Sandia Patent Applications

XXX

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Sandia shall make decisions regarding the prosecution of any patent applications licensed herein at its own discretion. The United States Patent and Trademark Office (“USPTO”) prosecutes patent applications and issues patents for patent applications found to have patentable subject matter. The USPTO provides no guarantee that patent applications will lead to the granting of issued patents, or that, when granted, any patents will be enforceable. Sandia makes no representation, promise or warranty, express or implied, that Sandia will prosecute any patent applications with the USPTO such as to assure such application will issue as a patent or that any resulting patents will be enforced or enforceable. Sandia undertakes no obligation under this License to file or prosecute patent applications outside the United States.

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EXHIBIT C

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EXHIBIT D

Performance Milestones

XXX

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